UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 11, 2007

China Water and Drinks Inc.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

333-131131	20-2304161
(Commission File Number)	(IRS Employer Identification No.)

17, J Avenue Yijing Garden, Aiguo Road, Luohu District,
Shenzhen City, PRC 518000
__________________________
(Address of principal executive offices and zip code)

+86-755-25526332
_________________________
(Registrant’s telephone number including area code)

____________
(Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

On July 11, 2007, the Registrant ended the engagement of Moore & Associates (“Moore”) as its independent certified public accountants effective as of July 11, 2007. The decision was approved by the Board of Directors of the Registrant.

The report of Moore on the Registrant’s financial statements for the fiscal years ended January 31, 2007 and 2006 did not contain an adverse opinion or disclaimer of opinion. During the Registrant’s fiscal years ended January 31, 2007 and 2006 and the subsequent interim period preceding the termination, there were no disagreements with Moore on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Moore, would have caused Moore to make reference to the subject matter of the disagreements in connection with its report on the financial statements for such years or subsequent interim periods.

The Registrant requested that Moore furnish it with a letter addressed to the Registrant confirming its dismissal and whether or not it agrees with the Registrant’s financial statements. A copy the letter furnished by Moore in response to that request, dated July 11, 2007 is filed as Exhibit 16.1 to this Current Report Form 8-K.

On July 11, 2007, Madsen & Associates CPA’s, Inc. (“Madsen”) was engaged as the Registrant’s new independent certified accountants. During the two most recent fiscal years and the interim period preceding the engagement of Madsen, the Registrant has not consulted with Madsen regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant’s financial statements; or (ii) any matter that was either the subject of a disagreement or event identified in paragraph (a)(1)(iv) of Item 304 of Regulation S-K.

Item 9.01. Financial Statements and Exhibits

(c)  Exhibits

Exhibit No.	Description

16.1	Letter of Moore & Associates

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA WATER AND DRINKS INC.

By:	/s/ Xing Hua Chen
Name: Xing Hua Chen
Title: Chief Executive Officer

Dated: July 13, 2007